FORM 8-A

Securities and Exchange Commission

Washington, D.C. 20549

For registration of certain classes of securities
pursuant to section 12(b) or (g) of the

Securities Exchange Act of 1934

West Coast Realty Investors, Inc

(Exact name of registrant as specified in its charter)

Delaware	94-4246740

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3000 Sand Hill Road, Building 3, Suite 140 Menlo Park, CA	94025

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, $0.01 par value	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
Signature

     Item 1. Description of Registrant’s Securities to be Registered.

This Registration Statement covers the Registrant’s Common Stock $0.01 par value per share. For a description of the common stock, we incorporate by reference the following sections of the Prospectus dated May 1, 1997 included as part of the Registration Statement on Form S-11, as filed with the Securities and Exchange Commission, and any amendments thereof (Registration Number 333-01304):

a.	Cover Page of the Common Stock Prospectus dated May 1, 1997

b.	“Description of Common Stock"

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) West Coast Realty Investors, Inc.

Date October 25, 2002

By /s/ Charles P. Wingard

Charles P. Wingard Secretary and Chief Financial Officer